EXHIBIT 10.1

CONFIDENTIAL TREATMENT
REQUESTED PURSUANT TO RULE 24b-2
AMENDMENT No. 15 TO PURCHASE AGREEMENT DCT-014/2004

This Amendment No. 15 to Purchase Agreement DCT-014/2004, dated as of April 24, 2006 (“Amendment No. 15”) relates to the Purchase Agreement DCT-014/2004 (the “Purchase Agreement”) between Embraer - Empresa Brasileira de Aeronáutica S.A. (“Embraer”) and Republic Airline Inc. (“Buyer”) dated March 19, 2004 as amended from time to time (collectively referred to herein as “Agreement”). This Amendment No. 15 is between Embraer and Buyer, collectively referred to herein as the “Parties”.

This Amendment No. 15 sets forth additional agreements between Embraer and Buyer relative to changes on the Option Aircraft delivery schedule.

Except as otherwise provided for herein all terms of the Purchase Agreement shall remain in full force and effect. All capitalized terms used in this Amendment No. 15, which are not defined herein shall have the meaning given in the Purchase Agreement. In the event of any conflict between this Amendment No. 15 and the Purchase Agreement the terms, conditions and provisions of this Amendment No. 15 shall control.

WHEREAS, in connection with the Parties’ agreement above mentioned, the Parties have now agreed to amend the Purchase Agreement as provided for below:

NOW, THEREFORE, for good and valuable consideration which is hereby acknowledged Embraer and Buyer hereby agree as follows:

1. Option Aircraft:
1.1 The opening paragraph of Article 23 and delivery schedule table of the Purchase Agreement shall be deleted and replaced by the following:

"Buyer shall have the option to purchase up to forty (40) additional Option Aircraft, to be delivered on the last day of the applicable month set forth below or such earlier date in such month specified pursuant to Article 7.1:

“Option Aircraft	Delivery Month	Option Aircraft	Delivery Month
1	Jun 2007	21	[*]
2	[*]	22	[*]
3	[*]	23	[*]
4	[*]	24	[*]
5	[*]	25	[*]
6	[*]	26	[*]
7	[*]	27	[*]
8	[*]	28	[*]
9	[*]	29	[*]
10	[*]	30	[*]
11	[*]	31	[*]
12	[*]	32	[*]
13	[*]	33	[*]
14	[*]	34	[*]
15	[*]	35	[*]
16	[*]	36	[*]
17	[*]	37	[*]
18	[*]	38	[*]
19	[*]	39	[*]
20	[*]	40	Sep 2009”

1.2 [*]

2. Miscellaneous: All other provisions of the Agreement which have not been specifically amended or modified by this Amendment No. 15 shall remain valid in full force and effect without any change.

[*] Confidential

Certain portions of this exhibit have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities exchange Act of 1934. The omitted materials have been filed separately with the Securities and Exchange Commission.

IN WITNESS WHEREOF, EMBRAER and BUYER, by their duly authorized officers, have entered into and executed this Amendment No. 15 to Purchase Agreement to be effective as of the date first written above.

EMBRAER - Empresa Brasileira de Aeronáutica S.A.	Republic Airline Inc.

By /s/ Satoshi Yokota	By /s/ Bryan Bedford

Name: Satoshi Yokota Title: Executive Vice President Engineering and Development	Name: Bryan Bedford Title: President

By: /s/ Jose Luis D. Molina

Name: Jose Luis D. Molina Title: Director of Contracts Airline Market

Date April 26, 2006	Date: April 24, 2006
Place: San. Jose Dos Campos, SP, Brazil	Indianapolis, IN USA

Witness: /s/ Carlos Martins Dutra	Witness: /s/ Lars-Erik Arnell

Name: Carlos Martins Dutra	Name: Lars-Erik Arnell